Calculation of Filing Fee Tables
S-3
Tempus AI, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Equity	Class A Common Stock, par value $0.0001 per share	457(o)	500,000,000		$ 500,000,000.00	0.0001531	$ 76,550.00
Fees to be Paid	6	Equity	Class A Common Stock, par value $0.0001 per share	457(a)	2,439,155	$ 54.72	$ 133,470,561.60	0.0001531	$ 20,434.34
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 633,470,561.60		$ 96,984.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 22,999.19
			Net Fee Due:						$ 73,985.15
Offering Note
[1]	(1) There are being registered hereunder such indeterminate number of shares of Class A common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase Class A common stock, preferred stock or debt securities. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (4) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[2]	(1) There are being registered hereunder such indeterminate number of shares of Class A common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase Class A common stock, preferred stock or debt securities. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (4) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[3]	(1) There are being registered hereunder such indeterminate number of shares of Class A common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase Class A common stock, preferred stock or debt securities. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (4) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[4]	(1) There are being registered hereunder such indeterminate number of shares of Class A common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase Class A common stock, preferred stock or debt securities. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (4) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[5]	(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

[6]	(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (5) The shares of Class A common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. (6) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant's Class A common stock as reported on the Nasdaq Global Select Market on August 1, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Tempus AI, Inc.	S-1	333-285186	02/25/2025		$ 22,999.19	Equity	Class A Common Stock, par value $0.0001 per share	2,152,505	$ 150,223,323.95
Fee Offset Sources	2	Tempus AI, Inc.	S-1	333-285186		02/25/2025						$ 22,999.19
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(7) The registrant previously filed a registration statement on Form S-1 (Registration No. 333-285186), initially filed on February 25, 2025 and initially declared effective by the Securities and Exchange Commission on March 7, 2025 (the "Prior Registration Statement"), which registered the resale of up to 4,843,136 shares of Class A common stock (the "Resale Shares") for a proposed maximum aggregate offering price of $338,002,461.44. A fee of $51,748.18 was previously paid in connection with the registration of the Resale Shares. 2,152,505 of the Resale Shares (the "Unsold Securities") registered for resale under the Prior Registration Statement were not sold. Pursuant to Rule 457(p), a remaining fee amount of $22,999.19, representing the portion of the registration fee previously paid with respect to the Unsold Securities, is being used to offset the fee due in connection with the filing of this Registration Statement. The offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of the filing of this Registration Statement.

Offset Note
[2]	(7) The registrant previously filed a registration statement on Form S-1 (Registration No. 333-285186), initially filed on February 25, 2025 and initially declared effective by the Securities and Exchange Commission on March 7, 2025 (the "Prior Registration Statement"), which registered the resale of up to 4,843,136 shares of Class A common stock (the "Resale Shares") for a proposed maximum aggregate offering price of $338,002,461.44. A fee of $51,748.18 was previously paid in connection with the registration of the Resale Shares. 2,152,505 of the Resale Shares (the "Unsold Securities") registered for resale under the Prior Registration Statement were not sold. Pursuant to Rule 457(p), a remaining fee amount of $22,999.19, representing the portion of the registration fee previously paid with respect to the Unsold Securities, is being used to offset the fee due in connection with the filing of this Registration Statement. The offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of the filing of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A